Exhibit 99.1
NEWS
FOR IMMEDIATE RELEASE
July 14, 2009
Cinemark, Inc. Announces Expiration of its Cash Tender Offer and Consent Solicitation for its
9 3/4% Senior Discount Notes due 2014
PLANO, Texas— July 14, 2009—Cinemark, Inc. (the “Company”) previously announced that it had commenced a cash tender offer (the “Tender Offer”) for any and all of its 9 3/4% Senior Discount Notes due 2014 (the “Notes”), of which $419,403,000 principal amount at maturity were outstanding at such time. In conjunction with the Tender Offer, the Company also solicited consents (the “Consent Solicitation” and together with the Tender Offer, the “Offer”) to adopt proposed amendments to the Indenture, dated as of March 31, 2004 (the “Indenture”), under which the Notes were issued that would eliminate substantially all restrictive covenants and certain event of default provisions contained in the Indenture. On June 29, 2009, the Company announced that, in accordance with the terms and conditions of the Offer to Purchase and Consent Solicitation Statement dated June 15, 2009, it had received tenders of Notes and deliveries of related consents from holders of $402,458,768 principal amount at maturity of the outstanding Notes, or 95.96%, as of 5:00 p.m., New York City time, on June 26, 2009 (the “Consent Date”). As a result of the Company’s acceptance for purchase and payment of such tendered Notes and the receipt of related consents as of the Consent Date, the supplemental indenture with respect to the Notes (the “Supplemental Indenture”) became effective, and the amendments therein became operative, on June 29, 2009.
The Company announced today that no Notes were validly tendered after the Consent Date at or prior to 11:59 p.m., New York City time, on July 13, 2009 (the “Expiration Date”), pursuant to the Tender Offer. The Expiration Date marks the expiration of the Tender Offer.
The remaining $16,944,232 principal amount at maturity of the Notes that were not tendered and purchased pursuant to the Offer will remain outstanding and the holders thereof will be subject to the terms of the Indenture, as supplemented by the Supplemental Indenture.
Barclays Capital Inc. served as sole Dealer Manager and Solicitation Agent and D.F. King & Co., Inc. served as Information Agent and Tender Agent for the Offer.
This announcement is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of tenders or consents with respect to, any Notes.
Forward-looking Statements
This press release includes “forward-looking statements”. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual

Report on Form 10-K filed March 13, 2009 and quarterly reports on Form 10-Q. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
For further information, contact:
Robert Copple or Nikki Sacks
Phone: 972-665-1500
Fax: (972) 665-1003
Visit Cinemark’s Website @ www.cinemark.com